September 14, 2010

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 173 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 173 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 173 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris Managed Futures Strategy Fund

4.

Arrow Alternative Solutions Fund

5.

Arrow DWA Balanced Fund

6.

Arrow DWA Systematic RS Fund

7.

Arrow DWA Tactical Fund

8.

Arrow Managed Futures Trend Fund

9.

Astor LS Balanced Fund

10.

Autopilot Managed Growth Fund

11.

BTS Bond Asset Allocation Fund

12.

Biondo Focus Fund

13.

Biondo Growth Fund

14.

Bishop Volatility Flex Fund

15.

Bull Path Mid Cap Fund

16.

CIFG All Weather Fund

17.

CIFG Strategic Growth Fund

18.

CMG Absolute Return Strategies Fund

19.

CWC Small Cap Fund

20.

Chadwick & D’Amato Fund

21.

Changing Parameters Fund

22.

Chariot Absolute Return Currency Fund

23.

The Collar Fund

24.

The Currency Strategies Fund

25.

EAS Genesis Fund

26.

EAS Global Cycle Fund

27.

EM Capital India Gateway Fund

28.

GMG Defensive Beta Fund

29.

Generations Multi-Strategy Fund

30.

GoalMine Balanced Fund

31.

GoalMine Fixed Income Fund

32.

Gratio Values Fund

33.

Incline Capital Trend Following Fund

34.

Investment Partners Opportunities Fund

35.

KCM Macro Trends Fund

36.

Lacerte Guardian Fund

37.

Leader Short-Term Bond Fund

38.

Leader Total Return Fund

39.

The Long Short Fund

40.

MutualHedge Frontier Legends Fund

41.

MutualHedge Equity Long-Short Legends Fund

42.

MutualHedge Event Driven Legends Fund

43.

Oxford Global Total Return Fund

44.

PSI Market Neutral Fund

45.

PSI Total Return Fund

46.

PSI Strategic Growth Fund

47.

PSI Tactical Growth Fund

48.

Pacific Financial Core Equity Fund

49.

Pacific Financial Explorer Fund

50.

Pacific Financial International Fund

51.

Pacific Financial Strategic Conservative Fund

52.

Pacific Financial Tactical Fund

53.

Palantir Fund

54.

Power Income Fund

55.

Princeton Futures Strategy Fund

56.

RAM Risked-Managed Growth Fund

57.

Rady Contrarian Long/Short Fund

58.

Rady Opportunistic Value Fund

59.

Sierra Core Retirement Fund

60.

SouthernSun Small Cap Fund

61.

Strategic Investing Long/Short Fund

62.

Toews Hedged Emerging Markets Fund

63.

Toews Hedged Growth Allocation Fund

64.

Toews Hedged High Yield Bond Fund

65.

Toews Hedged International Developed Markets Fund

66.

Toews Hedged Large-Cap Fund

67.

Toews Hedged Small & Mid Cap Fund

68.

Wade Core Destination Fund

69.

Wintrust Capital Disciplined Equity Fund

70.

Wintrust Capital Small Cap Opportunity Fund

71.

Wayne Hummer Real Estate 130/30 Fund

72.

Winans Long/Short Fund

73.

Winans Long/Short Gold Strategy Fund